EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of August 26, 1997 between Weiner's Stores, Inc., a Delaware corporation (the "Company"), and Texas Commerce Bank N.A., a national banking association ("TCB").


                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Company has authorized 50,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock");

                  WHEREAS, the Plan of Reorganization under Chapter 11 of title 11 of the United States Code for the Company (the "Plan") was confirmed on August 13, 1997 (the "Effective Date") by order of the United States Bankruptcy Court for the District of Delaware in Case No. 95-417 (PJW);

                  WHEREAS, TCB is receiving shares of Common Stock pursuant to the Plan;

                  WHEREAS, this Agreement is entered into pursuant to and in accordance with Section 5.8 of the Plan; and

                  WHEREAS, in connection with the consummation of the transactions contemplated by the Plan, the parties hereto are entering into this Agreement in order to define certain rights and obligations of such parties.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  1.1 Certain Terms. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

                  "Affiliate" means, with respect to any Person, any Person controlling, controlled by, or under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  With respect to any shares of Common Stock, "beneficial" ownership or "beneficially" owned shall have the same meaning as in Rule 13d-3 under the Exchange Act.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

                  "Capital Stock" means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.

                  "Demand Registration" has the meaning set forth in Section 2.1
(a) below.

                  "Demand Request" has the meaning set forth in Section 2.1(a) below.

                  "Effective Date" has the meaning set forth in the recitals to this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Holder" means a Person who holds Registrable Securities.

                  "Indemnified Party" has the meaning set forth in Section 7.3 below.

                  "Indemnifying Party" has the meaning set forth in Section 7.3 below.

                  "Inspectors" has the meaning set forth in Section 5.10 below.

                  "Member of Management" means (i) the President, Chief Executive Officer, Chief Financial Officer and Vice-President -- Marketing and Sales Promotion of the Company or (ii) any Person holding an office equivalent or senior to any of the foregoing (but not the Chairman of the Board unless such Person is otherwise a Member of Management) or (iii) any other Person designated a Member of Management by the Board of Directors.

                  "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

                  "Records" has the meaning set forth in Section 5.10 below.

                  "Registrable Securities" means the Common Stock received by TCB pursuant to the Plan and any other securities issued or issuable with respect to such Common Stock by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c) (i) it has been otherwise transferred and (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to Section VIII of the Plan and (iii) it may be resold without subsequent registration under the Securities Act or (d) when all of such securities may be freely sold publicly without registration pursuant to Rule 144 under the Securities Act or otherwise.

                  "Registration Expenses" has the meaning set forth in Article VI below.

                  "Requesting Holder" means TCB and any other Person who has the contractual right (whether exercisable alone or in conjunction with other rights) to require the Company to file a registration statement in respect of such Person's Registrable Securities.

                  "SEC" means the Securities and Exchange Commission or any successor governmental agency.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.
                                      Exhibit 4.1 - Page 2

                  "Subsidiary" means (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company or (ii) a partnership in which the Company or any direct or indirect Subsidiary is a general partner.

                  "Suspension Period" means a period of time commencing on the date on which the Company provides written notice to TCB that there is a material event pending with respect to the Company and the Company has elected to require the suspension of the sale by TCB of Registrable Securities pursuant to any Demand Registration, and ending on the date when TCB is advised in writing by the Company that such Suspension Period has been terminated.

                  "Termination Date" has the meaning set forth in Section 9.13 below.

                  "Underwriter" means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.


                                   ARTICLE II

                               DEMAND REGISTRATION
                               -------------------

                  2.1 Request for Registration. (a) At any time after the date that is (i) 24 months after the Effective Date and prior to the Termination Date, TCB may make a written request of the Company (a "Demand Request") for registration under the Securities Act (a "Demand Registration") of all or part of TCB's Registrable Securities and (ii) 60 months after the Effective Date and prior to the Termination Date, TCB may make an additional Demand Request for a Demand Registration of all or part of TCB's Registrable Securities; provided that in each case the number of Registrable Securities proposed to be sold by TCB must be equal to no less than 20% of the number of Registrable Securities received by TCB pursuant to the Plan.

                           (b)  Each Demand Request shall specify the number of
shares of Registrable Securities proposed to be sold. Subject to Section 4.3, the Company shall file the Demand Registration within 90 days after receiving a Demand Request (the "Required Filing Date") and shall use reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing.

                           (c) Notwithstanding anything to the contrary
contained in this Agreement, (i) the Company shall not be required to register TCB's Registrable Securities pursuant to a Demand Registration unless TCB accepts the terms of the underwriting agreement between the Company and the managing Underwriter or Underwriters and otherwise complies with the provisions of Article VIII below and (ii) the Company shall not be required to register any Registrable Securities pursuant to a Demand Registration more than once in any one-year period.

                  2.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective pursuant to the Securities Act (unless TCB withdraws all its Registrable Securities, in which case such demand will count as a Demand Registration unless TCB pays all Registration Expenses in connection with such withdrawn registration), provided that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is materially interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

                  2.3 Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Company, in its sole discretion, shall select the book-running managing Underwriter and such additional Underwriters to be used in
                                     Exhibit 4.1 - Page 3
connection with the offering. In the event of any such offering, such Underwriters and managers and the Company will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by investment bankers of international standing acting in similar transactions.

                  2.4 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing Underwriter or Underwriters shall advise the Company in writing that the inclusion of such securities will not potentially impede or interfere with the offering. Furthermore, in the event the managing Underwriter or Underwriters shall advise the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to potentially impede or interfere with the offering, the Registrable Securities of Requesting Holders to be included in such Demand Registration shall be allocated pro rata among the Requesting Holders on the basis of the number of shares of Common Stock requested to be included in such registration by each such Requesting Holder.

                  2.5 Multiple Demands. If the Company shall receive, within a period of 30 days, a request to file a registration statement from more than one Person who has the contractual right (whether exercisable alone or in conjunction with other rights) to require the Company to file a registration statement, all such requesting Persons shall be considered "Requesting Holders" for purposes of this Article II. In the event the Company shall receive a request to file a Demand Registration statement from any Persons who have the contractual right to cause the Company to do so other than TCB, the Company shall promptly (and in any event within five (5) days after its receipt of such request) notify TCB thereof.


                                   ARTICLE III

                             PIGGY-BACK REGISTRATION
                             -----------------------

                  3.1 Piggyback Registration Rights. Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities by the Company for its own account or for the account of any of its equity holders (other than a registration statement on Form S-4 or Form S-8 or any substitute form(s) that may be adopted by the SEC or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to TCB as soon as practicable (but in no event less than 30 days before the anticipated effective date of such registration statement), and such notice shall offer TCB the opportunity to register such number of Registrable Securities as TCB may request (a "Piggyback Registration"). Subject to Section 3.2 hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering; provided, that TCB must notify the Company in writing no later that 15 days after TCB's receipt of such notice from the Company that TCB is exercising its right under this Section 3.1 to include Registrable Securities in the Piggyback Registration (which notice shall specify the number of Registrable Securities so to be included), or else such right shall be deemed to have been waived by TCB. TCB shall be permitted to withdraw all or part of TCB's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

                  3.2 Selection of Underwriters; Cut-Backs. The Company shall, in its sole and absolute discretion, select the book-running managing Underwriter and such additional Underwriters to be used in connection with the offering. In the event of any such offering, the Company will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by investment bankers of international standing acting in similar transactions. The Company shall use reasonable efforts to cause the managing Underwriter of a proposed underwritten offering to permit the

                                     Exhibit 4.1 - Page 4

Registrable Securities requested to be included in the registration statement for such offering under Section 3.1 or pursuant to other piggyback registration rights granted by the Company ("Piggyback Securities") to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Holder's Piggyback Securities in such offering unless such Holder accepts the terms of the underwriting agreement between the Company and the managing Underwriter or Underwriters, and otherwise complies with the provisions of
Article VIII below. If the managing Underwriter or Underwriters of a proposed underwritten offering advise the Company in writing that in their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to potentially impede or interfere with the offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the opinion of such managing Underwriter or Underwriters, be sold without any such potential to impede or interfere with the offering, pro rata among the Holders of Piggyback Securities on the basis of the number of shares of Common Stock requested to be included in such registration by each such Holder.

                                   ARTICLE IV

                               HOLDBACK AGREEMENTS
                               -------------------

                  4.1 Restrictions on Public Sale by Holder of Registrable Securities. TCB agrees not to effect any public sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on the effective date of a registration statement filed pursuant hereto except as part of such registration if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

                  4.2 Restrictions on Public Sale by the Company and Others. The Company agrees (a) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90- day period beginning on, the effective date of any registration statement which includes Registrable Securities (unless such sale or distribution is pursuant to such registration statement and either (i) TCB consents thereto or (ii) Holders are participating pursuant to Article III hereof or pursuant to other piggyback registration rights granted by the Company in such registration statement, such registration statement was filed by the Company with respect to the sale of securities by the Company and TCB is not simultaneously participating in a registration statement pursuant to Article II hereof); and (b) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period described in (a) above, including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 4.2 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

                  4.3 Deferral of Filing. The Company may, in its sole and absolute discretion, defer the filing (and the preparation) of a registration statement required by Article II if (a) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines that such disclosure would be detrimental to the Company and its stockholders or (b) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's equity securities for the Company's account and the Company had taken steps and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 4.3 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (a) of the preceding sentence, the negotiations or other activities are disclosed or

                                     Exhibit 4.1 - Page 5
terminated, or, in the case of a deferral pursuant to clause (b) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 4.3, the Company shall promptly, upon determining to seek such deferral, deliver to TCB a certificate signed by the President and CEO of the Company stating that the Company is deferring such filing pursuant to this
Section 4.3 and the basis therefor in reasonable detail. Within twenty (20) days after receiving such certificate, TCB, with respect to the Registrable Securities held by TCB for which registration was previously requested, may withdraw such request by giving notice to the Company; if withdrawn, such Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 4.3 without limitation as to the number or length of any such deferrals.


                                    ARTICLE V

                             REGISTRATION PROCEDURES
                             -----------------------

                  Whenever TCB has requested that any Registrable Securities be registered pursuant to Article II hereof, the Company will, at its expense, use reasonable efforts to effect the registration and the sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof as quickly as reasonably practicable, and in connection with any such request, the Company will:

                  5.1 prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become effective under the Securities Act; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to TCB and to its counsel copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; provided, that in connection with a Demand Registration, the Company shall not file any registration statement or prospectus, or any amendments or supplements thereto, if TCB, its counsel, or the managing Underwriters shall reasonably object thereto, in writing, on a timely basis;

                  5.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Article II, subject to any Suspension Periods, for a period (except as provided in the last paragraph of this Article V) of not less than 365 consecutive days or, if shorter, the period terminating when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) (the "Effective Period") and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by TCB set forth in such registration statement; provided, that in connection with a Demand Registration, (i) TCB agrees that it will not sell any Registrable Securities pursuant to a Demand Registration during any Suspension Period and (ii) the Company agrees that no Suspension Period shall exceed 30 consecutive days and that there shall be no more than three (3) Suspension Periods during any one Demand Registration; provided further, that if one or more Suspension Periods occur, the Effective Period of the applicable Demand Registration shall be extended by the number of days equal to the aggregate number of days included in all Suspension Periods effected with respect to such Demand Registration;

                  5.3 furnish to TCB such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as TCB may reasonably request in order to facilitate the disposition of the Registrable Securities owned by TCB;
                                     Exhibit 4.1 - Page 6

                  5.4 notify TCB promptly, and (if requested by TCB) confirm such notice in writing, (a) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state law, (b) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (d) if at any time the representations or warranties of the Company or any Subsidiary contained in any agreement (including any underwriting agreement) contemplated by Section 5.9 below cease to be true and correct in any material respect, (e) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (f) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (g) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                  5.5 use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

                  5.6 cooperate with TCB and the managing Underwriter or Underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be registered in such names as the managing Underwriter or Underwriters may request at least two (2) business days prior to any sale of Registrable Securities;

                  5.7 use reasonable efforts to register or qualify such Registrable Securities as promptly as reasonably practicable under such other securities or blue sky laws of such jurisdictions as TCB or the managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable TCB or such managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by TCB; provided that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.7, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction;

                  5.8 use reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable TCB to consummate the disposition of such Registrable Securities;

                  5.9 enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  5.10 make available for inspection by TCB, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained, and paid, by TCB or any such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to
                                     Exhibit 4.1 - Page 7
supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. TCB agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. TCB further agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  5.11 use reasonable efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as TCB or the managing Underwriter or Underwriters reasonably requests;

                  5.12 otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  5.13 use reasonable efforts to cause all such Registrable Securities to be quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

                  5.14 if any event contemplated by Section 5.4(f) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  5.15 cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any underwriter, including any "qualified independent underwriter," or TCB; and

                  5.16 cooperate fully with the marketing and sale of securities in accordance with this Agreement including, without limitation, providing marketing support and causing the appropriate Member(s) of Management to participate in "road show" presentations and attend meetings with Underwriters as requested by TCB or the Underwriters.

                  The Company may require TCB to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of TCB if TCB does not comply with the provisions of the immediately preceding sentence.

                  TCB agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(f) hereof, TCB will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until TCB's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5.4(f) hereof, and, if so directed by the Company, TCB will deliver to the Company all copies, other than permanent file copies, then in TCB's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.2 hereof) by the number of days during

                                     Exhibit 4.1 - Page 8
the period from and including the date of the giving of notice pursuant to
Section 5.4(f) hereof to the date when the Company shall make available to TCB a prospectus supplemented or amended to conform with the requirements of Section 5.4(f) hereof.


                                   ARTICLE VI

                              REGISTRATION EXPENSES
                              ---------------------

                  Subject to the provisions in Section 2.2 above with respect to a Demand Registration, in connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (a) all registration and filing fees (including, without limitation, with respect to filings to be made with the National Association of Securities Dealers, Inc.), (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if the Company shall choose, or be required pursuant to Section 5.13 to list such Registrable Securities, (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested pursuant to Section 5.11 hereof), (g) the fees and expenses of any special experts retained by the Company in connection with such registration and (h) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the National Association of Securities Dealers, Inc. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clause (b) or (h) above, any out-of-pocket expenses of TCB (or the agents who manage TCB's accounts) or the fees and disbursements of counsel for any Underwriter.


                                   ARTICLE VII

                          INDEMNIFICATION; CONTRIBUTION
                          -----------------------------

                  7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless TCB, each Person, if any, who controls TCB within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of TCB and each such controlling person from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by TCB or on TCB's behalf expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section
7.1 shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the Persons asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that (a) it was the responsibility of TCB or any Underwriter or dealer for TCB to provide such Person with a current copy of the prospectus, (b) TCB was provided with a current copy of the prospectus prior to the written confirmation of sale and (c) such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any Underwriters of the Registrable

                                     Exhibit 4.1 - Page 9

Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of TCB provided in this Section 7.1.

                  7.2 Indemnification by TCB. TCB agrees to indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to TCB, but only with respect to information furnished in writing by TCB or on TCB's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of TCB under this Section 7.2 shall be limited to the aggregate cash and property received by TCB pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

                  7.3 Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 7.1 or 7.2 above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification under Section 7.1 or
7.2 above (an "Indemnifying Party"), the Indemnified Party shall give prompt notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses or (b) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party and such counsel reasonably determines that it is inappropriate for such counsel to represent both the Indemnifying Party (or such Affiliate of the Indemnifying Party) and the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

                  7.4 Contribution. If the indemnification provided for in this
Article VII is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and TCB on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of TCB in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of TCB on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged
                                     Exhibit 4.1 - Page 10
omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and TCB agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, TCB shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of TCB were offered to the public exceeds the amount of any damages which TCB has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                  ARTICLE VIII

                   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS
                   -------------------------------------------

                  TCB may not participate in any underwritten registration hereunder unless TCB (a) agrees to sell TCB's Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement, and (c) if requested by another Person participating in such underwritten registration, provides that all securities convertible or exchangeable into Common Stock that are included in such underwritten registration shall be so converted or exchanged on or prior to the consummation thereof.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

                  9.1 Amendment. Any provision of this Agreement may be altered, supplemented, amended, or waived only by the written consent of each of (i) the Company and (ii) TCB.

                  9.2 Specific Performance. TCB and the Company recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that TCB and the Company may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

                  9.3 Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company. This Agreement may not be assigned by TCB. Any purported assignment made in violation of this Section 9.3 shall be void and of no force and effect.

                  9.4 Notices. Any and all notices, designations, consents, offers, acceptances, or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram, or telecopy which shall be addressed, or sent, to the respective addresses as follows (or such other address as the Company or TCB may specify to the other by Notice):

                                     Exhibit 4.1 - Page 11

The Company:                        Weiner's Stores, Inc.
                                    6005 Westview Drive
                                    Houston, Texas 77055
                                    Attention:  Chief Executive Officer
                                    Telecopy No.:  (713) 957-0080

                                    with a copy to:

                                    Steven D. Rubin, Esq.
                                    Weil, Gotshal & Manges LLP
                                    700 Louisiana, Suite 1600
                                    Houston, Texas 77002
                                    Telecopy No.:  (713) 224-9511


TCB:                                Texas Commerce Bank N.A.
                                    601 Travis
                                    Houston, Texas 77002
                                    Attention:  Manager, Special Loans Group
                                    Telecopy No.:  (713) 216-4566

                                    with a copy to:

                                    General Counsel
                                    Texas Commerce Bank N.A.
                                    712 Main Street, 26 TCB-E45
                                    Houston, Texas 77002
                                    Telecopy No.:  (713) 216-7970

All Notices shall be deemed effective and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when such Notice is delivered at the address specified above.

                  9.5 Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

                  9.6 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

                  9.7 Choice of Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the internal laws of the State of Texas without regard to the principles of conflict of laws thereof.

                  9.8 Entire Agreement. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

                  9.9 Cumulative Rights. The rights of TCB and the Company under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

                                    Exhibit 4.1 - Page 12

                  9.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                  9.11 Submission to Jurisdiction (a) Any legal action or proceeding with respect to this Agreement, the Common Stock or any document related thereto may be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, each of the Company and TCB hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Company and TCB irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or TCB, respectively, at its address provided herein.

                  (c) Nothing contained in this Section 9.11 shall affect the right of any party hereto to serve process in any other manner permitted by law.

                  9.12 Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, any Common Stock or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

                  9.13 Termination. This Agreement shall terminate on (the "Termination Date") the earlier of (a) the date on which TCB ceases to own any Registrable Securities and (b) the date that is seven (7) years after the Effective Date. Notwithstanding the foregoing and anything herein to the contrary, the provisions of Article I, Article VII and Article IX of this Agreement shall survive any termination of this Agreement.

                                    Exhibit 4.1 - Page 13

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                    WEINER'S STORES, INC.


                                    By:     /s/ Herbert R. Douglas
                                          --------------------------------------
                                                Herbert R. Douglas
                                            President & Chief Executive Officer


                                    TEXAS COMMERCE BANK, N.A.


                                    By:     /s/ James W. Shreve
                                         ---------------------------------------
                                          Name: James W. Shreve
                                         Title: Vice President


                                    Exhibit 4.1 - Page 14